Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89576) pertaining to the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers, the Registration Statement on Form S-8 (No. 333-89580) pertaining to the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers, the Registration Statement on Form S-8 (No. 333-107775) pertaining to the EnPro Industries, Inc. Amended and Restated 2002 Equity Compensation Plan, and the Registration Statement on Form S-8 (No. 333-113284) pertaining to the EnPro Industries, Inc. Deferred Compensation Plan for Non-Employee Directors of our report dated March 7, 2006 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 7, 2006